Exhibit 99.1

James F. Link, former Treasurer and Vice President of Finance of Texaco Inc., joins Board of Pacific Asia Petroleum, Inc.

Hartsdale, NY, July 29, 2008 – Pacific Asia Petroleum, Inc. (PFAP.OB) announced today it has appointed James F. Link, to its Board of Directors, effective July 22, 2008. Mr. Link was the former Treasurer and Vice President of Finance and Risk Management of Texaco Inc. (now Chevron Corporation).

“Jim’s leadership in finance and risk management for one of the world’s largest energy companies will add great depth and bring immediate value to our Board and to our company as we execute on our business plans to deliver shareholder value. We welcome Jim and his future guidance and good counsel,” said Frank C. Ingriselli, Pacific Asia Petroleum, Inc. President and CEO.

Mr. Link added, "I am very pleased and honored to have been appointed to the Board of Directors of Pacific Asia Petroleum, Inc. and look forward to playing an active role on the Board, with the management team and on the Company’s newly formed Committees. I am impressed with the accomplishments of the Company in its short existence and I look forward to working with the Company and providing assistance with their plans to profitably grow a portfolio of sustainable energy assets in Asia.”

Mr. Link, 63, retired as Treasurer and Vice President of Finance and Risk Management of Texaco Inc. in late 2001 upon Texaco’s merger with Chevron Corporation.

Mr. Link earned a bachelor of Business Administration degree in Accounting in 1966 and a Master of Business Administration degree in 1968, both from Memphis State University.  Mr. Link served from 1969 to 1971 as a Lieutenant in the U.S. Army Finance Corps.  He joined the Comptroller’s Department of Texaco in New York in 1971.  Mr. Link was named Manager of Texaco’s Corporate Financial Reporting Office in 1979.  In 1984 he was named Assistant to the Senior Vice President and Chief Financial Officer of Texaco.  He was named as Texaco’s Director of Corporate Finance in the Finance Department in 1986.  He was appointed Assistant Treasurer of Texaco in 1989 and was named Senior Assistant Treasurer in 1991.  Mr. Link assumed in 1993 the responsibilities of Fiscal Director and Comptroller of Texaco U.S.A. headquartered in Houston, Texas.  In 1995, Mr. Link was elected Treasurer of Texaco and, in 1999, he was elected Vice President of Finance and Risk Management.  He served as a Director of Caltex Corporation, Texaco’s refining, marketing joint venture with Chevron, which operated throughout Asia, Africa, the Middle East and Australia.  He also served as a Director of Equilon LLC, a refining, marketing joint venture with Shell Oil, operating primarily in the Western and Mid-Western United States.

Mr. Link is a Board Member of Nehemiah Commission, a not-for-profit social services agency providing services to “at-risk” children in Fairfield and New Haven counties in Connecticut.  He also is a Board Member of the Oak Hill School-CT Institute for the Blind Foundation, headquartered in Hartford, Connecticut, which helps people with disabilities in communities throughout Connecticut.

About Pacific Asia Petroleum, Inc.
Pacific Asia Petroleum, Inc. is engaged in the business of oil and gas exploration, development, production and trading in Asia and the Pacific Rim countries, with a specific focus on developing a broad range of energy opportunities in the People’s Republic of China. The Company’s executive offices are located in Hartsdale, New York, and the Company also has offices located in Beijing, The People’s Republic of China.

For more information, go to: www.papetroleum.com

Contact:
Pacific Asia Petroleum, Inc. in New York, USA
George Unser: 914-472-6756

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pacific Asia Petroleum, Inc. and its management are forward-looking statements. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; risk and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; our lack of operating history; limited and inadequate cash resources; expropriation and other risks associated with foreign operations; anticipated pipeline construction and transportation of gas; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services; environmental risks; changes in laws or regulations affecting our operations, as well as other risks described in our filings with the Securities and Exchange Commission.